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                                                                     EXHIBIT 2.5


                            PARENT VOTING AGREEMENT

    This Voting Agreement (this "Agreement") is entered into as of July 13, 1999 (the "Agreement Date") by and between Egghead.com, Inc., a Washington corporation (the "Company") and [name of stockholder] ("Stockholder").

                                   RECITALS

    A. Onsale, Inc., a Delaware corporation (the "Parent"), Company and EO Corporation., a Washington corporation and a wholly-owned subsidiary of Parent ("Sub") are entering into an Agreement and Plan of Merger dated as of July 13, 1999, as such may be hereafter amended from time to time (the "Plan") which provides (subject to the conditions set forth therein) for the merger of Sub with and into Company (the "Merger") with Company to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of Company's Common Stock will be converted into shares of the Common Stock of Parent and outstanding options to purchase shares of Company's Common Stock will be assumed by Parent, all as more particularly set forth in the Plan. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Plan.

    B. As of the Agreement Date, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of Parent's Common Stock set forth below Stockholder's name on the signature page of this Agreement (all such shares, together with any shares of Parent's Common Stock or any other shares of capital stock of Parent that may hereafter be acquired by Stockholder, being collectively referred to herein as the "Subject Shares"). If, between the Agreement Date and the Expiration Date (as defined in Section 1.1 below), the outstanding shares of Parent's Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of Parent issued on, or with respect to, the Subject Shares in such a transaction.

    C. As a condition to the willingness of Company to enter into the Plan, Company has required that Stockholder agree, and in order to induce Company to enter into the Plan, Stockholder has agreed, to enter into this Agreement.

     In consideration of the facts recited above, the parties to this Agreement, intending to be legally bound by this Agreement, now hereby agree as follows:

SECTION 1. TRANSFER OF SUBJECT SHARES

     1.1   No Transfer of Voting Rights.

           (a) Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement and except for any other proxy granted by Stockholder to Company.
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          (b) As used in this Agreement, the term "Expiration Date" shall mean the earlier of (i) the date upon which the Plan is validly terminated in accordance with the provisions of Article VII of the Plan or (ii) the Effective Time of the Merger.

     1.2 Compliance with Parent Affiliate Agreement. If Stockholder is a party to a Parent Affiliate Agreement, Stockholder will comply with the terms of such Parent Affiliate Agreement.

SECTION 2. VOTING OF SUBJECT SHARES

     2.1 Agreement. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of Parent, however called, and in any action taken by the written consent of stockholders of Company without a meeting, unless otherwise directed in writing by Company, Stockholder shall vote the Subject Shares:

          (a) in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger and an amendment to Parent's Certificate of Incorporation to change the name of Parent to "Egghead.com, Inc.," effective at the Effective Time, and to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated by the Plan, subject to and upon consummation of the Merger and, to the extent that approval by Parent's stockholders is required under the Delaware General Corporation Law, in favor of the Plan and the Merger, the execution and delivery by Parent of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof; and

          (b) in favor of the waiver (by amendment of any such agreement or otherwise), effective as of immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of first offer, rights of notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Subject Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Plan.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or "(b)" of this Section 2.1.

     2.2 Proxy. Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Company a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy shall be irrevocable to
                               ---------
the fullest extent permitted by applicable law (the "Proxy").

SECTION 3. WAIVERS

     3.1 Appraisal Rights. Stockholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

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     3.2  Other Rights.  Stockholder hereby waives any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Stockholder under any agreement, arrangement of understanding applicable to the Subject Shares, in each case as the same may apply to the execution and delivery of the Plan and the consummation of the Merger and the other actions and transactions contemplated by the Plan.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Company as follows:

     4.1 Due Organization, Authorization, etc. Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.2  No Conflicts, Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to, any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including but not limited to the Subject Shares) is bound or affected.

          (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any written, oral or other agreement, contract or legally binding commitment of any third party.

     4.3 Title to Subject Shares. As of the Agreement Date, Stockholder beneficially owns the Subject Shares set forth under Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of Parent or rights to acquire any shares of capital stock of Parent, other than the Subject Shares set
                                               -----------
forth below Stockholder's name on the signature page hereof.

     4.4 Other Rights. Stockholder is not entitled to any rights of first refusal, rights of first offer, rights to notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase or similar rights under any agreement, arrangement of understanding applicable to the Subject Shares, except as disclosed in the Parent Disclosure Letter (as defined in the Merger Agreement).

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     4.5  Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 5. MISCELLANEOUS

     5.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     5.2 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     5.3 Assignment, Binding Effect, Third Parties. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and Stockholder's heirs, successors and assigns and (ii) Company and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

     5.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     5.6 Amendment; Waiver. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     5.7 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, three (3) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

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If to Stockholder:                             If to Company:

At the address set forth below Stockholder's   EGGHEAD.COM, INC.
signature on the signature page hereto;        521 S.E. Chkalov Drive
                                               Vancouver, WA  98683
                                               Attn:  Chief Executive Officer

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

     5.8 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

     5.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Company is entitled at law or in equity, Company shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Washington court or in any other court of competent jurisdiction.

     5.10 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Company or any of the obligations of Stockholder under any other agreement.

     5.11 Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        [The remainder of this page has been left blank intentionally.]

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     IN WITNESS WHEREOF, Company and Stockholder have caused this Agreement to be executed as of the Agreement Date first written above.

COMPANY                                    STOCKHOLDER

By:___________________________             Name:______________________________
                                                         (Please Print)

Title:________________________             By:________________________________
                                                          (Signature)

                                           Title:_____________________________

                                           Number of Shares Owned:____________

                                           Address:___________________________

                                                   ___________________________

                                                   ___________________________

                                           Facsimile:  (   )__________________


                     [Signature Page to Voting Agreement]

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                                                 EXHIBIT "1" TO VOTING AGREEMENT
                                                 -------------------------------


                               IRREVOCABLE PROXY

     The undersigned stockholder of Onsale, Inc., a Delaware corporation (the "Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes George P. Orban, Brian Bender and/or Egghead.com, Inc., a Washington corporation ("Company"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Parent owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Parent which the undersigned may acquire after the date hereof. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares (other than any
                                                            ----- ----
proxies granted to Company) are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Parent Voting Agreement, dated as of the date hereof, between Company and the undersigned (the "Voting Agreement"), and is granted in consideration of Company entering into the Agreement and Plan of Merger, dated as of July 13, 1999, among Parent, EO Corporation, a Washington corporation and wholly-owned subsidiary of Parent, and Company ("Plan"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Plan.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement) at any meeting of the stockholders of Parent, however called, or in any action by written consent of stockholders of Parent:

          (i) in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger and an amendment to Parent's Certificate of Incorporation to change the name of Parent to "Entemann," effective at the Effective Time, and to increase the authorized number of shares of Parent Common Stock so as to permit the transactions contemplated by the Plan, subject to and upon consummation of the Merger and, to the extent that approval by Parent's stockholders is required under the Delaware General Corporation Law, in favor of the Plan and the Merger, the execution and delivery by Parent of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof; and

          (ii) in favor of the waiver (by amendment of any such agreement or otherwise) of any rights of first refusal, rights of first offer, rights of notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Shares, to the extent that the same may apply to the Merger or any other actions or transactions contemplated by the Plan.

     The undersigned stockholder may vote the Shares on all other matters not described in the foregoing subparagraph (i) and (ii) above.

     Prior to the Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the stockholders of Parent, however called, and in any action by written consent of stockholders of Parent, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) and (ii) above.

     This proxy and any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

     This proxy shall terminate upon the Expiration Date (as defined in the Voting Agreement).


Dated: July 13, 1999


                                    Name: ______________________________

                                    By: ________________________________

                                    Title (If Applicable):______________

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